UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

June 21, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Settlement Agreement and Release

On June 21, 2023, Digital Brands Group, Inc. (the “Company”) and John Hilburn Davis IV (collectively, the “DBG Parties”), on the one hand, and Drew Jones (“Jones”), D. Jones Tailored Collection, Ltd. (“D. Jones”), and Harper & Jones, LLC (“H&J” and collectively with Jones, D. Jones, the “Jones Parties” and together with DBG Parties, the “Parties”) executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the Parties’ execution of the Settlement Agreement (i) the Company made aggregate cash payment of $229,000 to D. Jones, (ii) the Company issued 1,952,580 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), to D. Jones, at a per share purchase price of $0.717 which represented the lower of (i) the closing price per share of the Common Stock as reported on The Nasdaq Capital Market (the “Nasdaq”) on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones.

The Settlement Agreement contains a mutual release whereby each of the DBG Parties and Jones Parties agreed to release and absolutely and forever discharge the other parties and their respective successors, heirs, licensees, and assigns of and from any and all claims, damages, legal fees, costs, expenses, debts, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, asserted or unasserted, which either they now have, or at any time heretofore ever had, except for violations of the Settlement Agreement. The Settlement Agreement also contains customary representations and warranties by the DBG Parties and by the Jones Parties.

Moreover, the Settlement Agreement contains a resale registration rights provision, pursuant to which the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (or any successor to Form S-1) covering the resale of all the shares issued pursuant to the Settlement Agreement and all the shares owned by D. Jones and its principals by no later than the earlier of the following dates: (i) within 90 calendar days following the effective date of the registration statement regarding a proposed secondary offering of Company securities that the Company filed with the Securities and Exchange Commission on June 27, 2023 (the “Secondary Registration Statement”), and (ii) October 31, 2023. The Company shall use its commercial best efforts to have the S-1 Resale Registration Statement declared effective as soon as possible and D. Jones and its principals have agreed to sell no more than $500,000 worth of shares in any calendar month after the registration statement is declared effective.

A copy of the Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the applicable exhibit.

Norwest Waiver

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed a Waiver and Amendment Agreement (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate certain true up rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020, among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp. This transaction is known as the “Norwest Waiver.”

A copy of the Waiver and Amendment Agreement is filed as Exhibits 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Waiver and Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the applicable exhibit.

Sundry Conversion

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”).

Pursuant to the Sundry SPA, the Company provided resale registration rights to the Sundry Investors. The Sundry SPA provides that the Company shall no later than the earlier of the following dates: (i) the date which is 90 calendar days following the effective date of the Secondary Registration Statement, and (ii) October 31, 2023 use its commercially best efforts to prepare and file with the Securities Exchange Commission a Registration Statement covering the resale of 100% of the Common Stock issuable upon conversion of the Series C Preferred Stock for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall to keep such S-1 Resale Registration Statement effective until the earlier to occur of (x) the date on which all Registrable Securities have been sold pursuant to such S-1 Resale Registration Statement and (y) the date as of which all Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144 (including, without limitation, volume restrictions). The Sundry Investors agreed that in no event will they convert in the aggregate in any calendar month, more than the greater of (i) $1,000,000 of the Series C Preferred Stock (measured by the shares of Common Stock issuable upon conversion of the Series C Preferred Stock multiplied by the conversion price) or (ii) shares of Series C Preferred Stock comprising more than 10% of the aggregate trading volume of the Company’s Common Stock as reported by Nasdaq.

In addition, under the Sundry SPA, each of the parties releases the other parties from all claims related to the Sundry Loan Documents and from all surviving obligations under the Second Amended and Restated Membership Interest Purchase Agreement, dated October 13, 2022, among the Company, the Sundry Investors and Sunnyside, LLC.

On June 21, 2023, the Company filed a certificate of designation (the “Series C Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series C Preferred Stock pursuant to the Sundry SPA.

Copies of the Series C Certificate of Designation and the Sundry SPA are filed as Exhibits 3.1 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing descriptions of the Sundry SPA and the Series C Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

Item 1.02	Termination of a Material Definitive Agreement.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, in consideration of, among other things, the settlement of certain liabilities of the Company, the Company and the Jones Parties entered into the Settlement Agreement. As further described in Item 1.01, in consideration of the issuance of the shares of Series C Preferred Stock to the Sundry Investors pursuant to the Sundry SPA, the Sundry Loan Documents were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, the Company sold, transferred, assigned, conveyed and delivered one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, under the terms of the Settlement Agreement, the Company issued 1,952,580 shares of the Company’s Common Stock to D. Jones and under the terms of the Sundry SPA, the Company issued to the Sundry Investors 5,761 shares of Series C Preferred Stock, which issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Series C Convertible Preferred Stock

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

Voting Rights

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL).

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated. To the extent that under the DGCL the vote of the Series C Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders (as defined in the Certificate of Designation), voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by both the class or the series, as applicable. Series C Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

Ranking and Liquidation

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) of the Certificate of Designation) determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price (as defined below) subject to certain terms of the beneficial ownership limitation described in this Certificate of Designation. The conversion price for each share of the Series C Preferred Stock is $0.717, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

Certain Adjustments

If the Company, at any time while the Series C Preferred Stock is outstanding, pays a stock dividend, issues stock splits, effects any subsequent rights offerings, or makes any dividend or other distribution of its assets, then the Holder can adjust the Conversion Price of the Series C Preferred Stock, acquire the purchase rights of the Company’s securities, or participate in the distribution of the Company’s assets pursuant to Section 7 of the Certificate of Designation.

Preemptive Rights

No holders will have any preemptive rights to purchase or subscribe for the Company’s Common Stock or any of its other securities.

Redemption

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

Trading Market

The Series C Holders can liquidate or convert the Series C Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series C Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series C Preferred Stock on any securities exchange or other nationally recognized trading system.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2023 and the unaudited pro forma condensed consolidated statements of operations of the Registrant for the three months ended March 31, 2023 and year ended December 31, 2022 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock, dated June 21, 2023
10.1	Settlement Agreement and Release dated June 21, 2023
10.2	Waiver and Amendment Agreement dated June 21, 2023
10.3	Securities Purchase Agreement, dated June 21, 2023, by and among Digital Brands Group, Inc. and the Sundry Investors
99.1	Company unaudited pro forma condensed combined balance sheet as of March 31, 2023 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and year ended December 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: June 27, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer